Exhibit 4.1

COMMUNICATIONS SALES & LEASING, INC.

ARTICLES SUPPLEMENTARY ESTABLISHING AND FIXING THE
PREFERENCES, RIGHTS AND LIMITATIONS OF
3.00% SERIES A CONVERTIBLE PREFERRED STOCK

Communications Sales & Leasing, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: Pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by Article Five of the charter of the Corporation (the “Charter”) and Section 2-208 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors (a) has reclassified and designated 87,500 shares of the authorized but unissued Preferred Stock of the Corporation, par value $0.0001 per share (the “Preferred Stock”) as a series of Preferred Stock designated as “3.00% Series A Convertible Preferred Stock”, with the following preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption and (b) has authorized the filing of these Articles Supplementary (the “Articles Supplementary”) with the SDAT containing the information determined by the Board of Directors.

SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as established by the Board of Directors for the 3.00% Series A Convertible Preferred Stock which, upon any restatement of the Charter, shall become part of Article Five of the Charter (or any successor provision thereto), with any necessary or appropriate renumbering or relettering of the sections or subsections hereof, are as follows:

Section 1. Designation and Number of Shares. Pursuant to the Charter, a series of Preferred Stock, designated as the “3.00% Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”), is hereby established. The par value of the Convertible Preferred Stock is $0.0001 per share. The number of shares of Convertible Preferred Stock constituting such series shall be 87,500. Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof; provided that no decrease shall reduce the number of shares of the Convertible Preferred Stock to a number less than the number of shares then outstanding. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Charter.

Section 2. General Matters; Ranking. Each share of the Convertible Preferred Stock shall be identical in all respects to every other share of the Convertible Preferred Stock. The Convertible Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, shall rank (i) senior to all Junior Stock, (ii) on a parity with all Parity Preferred Stock and (iii) junior to all Senior Stock and the Corporation’s existing and future indebtedness.

Section 3. Standard Definitions. As used herein with respect to the Convertible Preferred Stock:

“Additional Cash Change of Control Amount” means, for each share of Convertible Preferred Stock to be repurchased pursuant to Section 15, accumulated and unpaid dividends thereon (irrespective of whether such dividends have been declared), if any, to, but excluding, the Change of Control Settlement Date (unless the Change of Control Settlement Date falls after a Regular Record Date for a declared dividend but on or prior to the Dividend Payment Date to which such Regular Record Date relates, in which case the Corporation shall instead pay the full amount of such declared dividend to Holders of record as of such Regular Record Date, and the Additional Cash Change of Control Amount shall not include such amount in respect of such declared dividend).

“Additional Cash Redemption Amount” means, for each share of Convertible Preferred Stock to be redeemed pursuant to Section 6(a), accumulated and unpaid dividends (irrespective of whether such dividends have been declared), if any, to, but excluding, the Redemption Settlement Date (unless the Redemption Settlement Date falls after a Regular Record Date for a declared dividend but on or prior to the immediately succeeding Dividend Payment Date, in which case such declared dividend will be paid to the Holder of record of such share on such Regular Record Date, and the Additional Cash Redemption Amount will not include such amount in respect of such declared dividend).

“Additional Shares” shall have the meaning set forth in Section 8(d).

“Agent Members” shall have the meaning set forth in Section 23(b)(ii).

“Articles Supplementary” shall have the meaning set forth in the recitals.

“Average VWAP” per share of the Common Stock over a specified period means the arithmetic average of the VWAPs per share of the Common Stock for each Trading Day in such period. Whenever any provision of these Articles Supplementary requires the Corporation or the Board of Directors (including any authorized committee thereof) to calculate the VWAP per share of Common Stock over a span of multiple days, the Board of Directors (or an authorized committee thereof) shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the VWAPs are to be calculated.

“Board of Directors” shall have the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be further amended or restated from time to time.

“Capital Stock” means, for any entity, any and all shares, interests or other equivalents of or interests in (however designated) stock issued by that entity and does not include convertible or exchangeable debt securities.

“Cash Settlement” shall have the meaning set forth in Section 8(c).

“Change of Control” means the occurrence of any of the following:

(1) the Corporation consolidates with, or merges with or into, another Person, or the Corporation, directly or indirectly, sells, leases or transfers all or substantially all of the properties or assets of the Corporation and its Restricted Subsidiaries, taken as a whole (other than by way of merger or consolidation), in one or a series of related transactions, or any Person consolidates with, or merges with or into, the Corporation, in any such event other than pursuant to a transaction (a “Permitted Holdco Transaction”) in which the Persons that beneficially owned the shares of the Voting Stock of the Corporation or any direct or indirect parent of the Corporation immediately prior to such transaction beneficially own at least a majority of the total voting power of all outstanding Voting Stock (other than Disqualified Stock) of the surviving or transferee Person;

(2) the Corporation becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Corporation (directly or through the acquisition of voting power of Voting Stock of any direct or indirect parent company of the Corporation);

(3) the approval of any plan or proposal for the winding up or liquidation of the Corporation or CSL National (which, for the avoidance of doubt, shall not include any transaction permitted under Section 5.01 of the Notes Indenture as in effect on January 6, 2016); or

(4) (i) the Corporation ceases to (A) at any time that CSL National is a limited liability company or partnership, either be the sole general partner or managing member of, or wholly own and control, directly or indirectly, the sole general partner or managing member of, CSL National, in each case to the extent applicable or (B) at any time that CSL National is a corporation, beneficially own, directly or indirectly, greater than 50% of the total voting power of the Equity Interests of CSL National, (ii) the Corporation ceases to beneficially own, directly or indirectly, 100% of the Equity Interests of CSL National GP, LLC or (iii) the Corporation ceases to beneficially own, directly or indirectly, 100% of the Equity Interests of CSL Capital, LLC; provided that subclause (iii) of this clause (4) will not apply following any merger, consolidation or other business combination of CSL Capital, LLC with or into the Corporation as permitted under the Notes Indenture as in effect on January 6, 2016.

For purposes of this definition, (x) any direct or indirect holding company of the Corporation shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such holding company, (y) for the avoidance of doubt, any Permitted Holdco Transaction shall not constitute a “Change of Control” pursuant to any clause of this definition and (z) the defined terms “Person”, “Restricted Subsidiaries”, “Voting Stock”, “Disqualified Stock” and “Equity Interests” shall have the meanings as defined in the Notes Indenture as in effect as of January 6, 2016.

“Change of Control Cash Settlement” shall have the meaning set forth in Section 15(c)(i).

“Change of Control Combination Settlement” shall have the meaning set forth in Section 15(c)(i).

“Change of Control Corporation Notice” shall have the meaning set forth in Section 15(a)(iii).

“Change of Control Physical Settlement” shall have the meaning set forth in Section 15(c)(i).

“Change of Control Repurchase” shall have the meaning set forth in Section 15(a)(i).

“Change of Control Repurchase Date” shall have the meaning set forth in Section 15(a)(i).

“Change of Control Repurchase Notice” shall have the meaning set forth in Section 15(a)(ii)(A).

“Change of Control Repurchase Price” means, for each share of Convertible Preferred Stock to be repurchased pursuant to Section 15, 100% of the Liquidation Preference of such share.

“Change of Control Settlement Date” means, with respect to any Change of Control Repurchase, (i) if the Corporation elects Change of Control Cash Settlement for such Change of Control Repurchase, the relevant Change of Control Repurchase Date or (ii) if the Corporation elects (or is deemed to have elected) any other Settlement Method for such Change of Control Repurchase, the third Business Day immediately following the last Trading Day of the relevant Observation Period.

“Charter” shall have the meaning set forth in the recitals.

“Clause A Distribution” shall have the meaning set forth in Section 13(c).

“Clause B Distribution” shall have the meaning set forth in Section 13(c).

“Clause C Distribution” shall have the meaning set forth in Section 13(c).

“close of business” means 5:00 p.m., New York City time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination Settlement” shall have the meaning set forth in Section 8(c).

“Common Stock” means the common stock, par value $0.0001 per share, of the Corporation, subject to Section 14.

“Conversion and Dividend Disbursing Agent” means Wells Fargo Bank, National Association, the Corporation’s duly appointed conversion and dividend disbursing agent for the Convertible Preferred Stock, and any successor appointed under Section 16.

“Conversion Date” means each of the last Trading Day of the Final Observation Period (in respect of any Mandatory Conversion) and any Optional Conversion Date (in respect of an Optional Conversion).

“Conversion Obligation” means the amount and kind of consideration due upon an Optional Conversion or a Mandatory Conversion as described in Section 8.

“Conversion Rate” means, initially, [28.5714]1 shares of Common Stock per share of Convertible Preferred Stock, subject to adjustment as provided in Section 8(d) and Section 13.

“Convertible Preferred Stock” shall have the meaning set forth in Section 1.

“Corporation” shall have the meaning set forth in the recitals.

“CSL National” means CSL National, LP (together with its successors and assigns).

“Daily Conversion Value” means, for each of the consecutive Trading Days during the relevant Observation Period, the product of (a) one divided by the number of Trading Days in such Observation Period, (b) the Conversion Rate on such Trading Day and (c) the VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by the number of Trading Days in the relevant Observation Period.

“Daily Settlement Amount,” for each of the consecutive Trading Days during the relevant Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

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1To be adjusted through the Initial Issue Date for any event for which the Conversion Rate would be adjusted pursuant to clauses (a), (b), (c), (d) and (e) of Section 13.

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the VWAP for such Trading Day.

“Depositary” means DTC or its nominee or any successor appointed by the Corporation.

“Distributed Property” shall have the meaning set forth in Section 13(c).

“Dividend Amount” shall have the meaning set forth in Section 4(a).

“Dividend Conversion Period” means the period from, and including, the Dividend Payment Date as of which dividends on the Convertible Preferred Stock have not been declared and paid (or have been declared but a sum sufficient for payment thereof has not been set aside for the benefit of the Record Holders thereof on the applicable Regular Record Date) for the equivalent of four consecutive Dividend Periods (including, for the avoidance of doubt, the Dividend Period beginning on, and including, the Initial Issue Date and ending on, but excluding, [_____]2) to, and including, the date on which all such dividends have been paid.

“Dividend Payment Date” means [___], [___], [___] and [___] of each year commencing on [___], 2016 to, and including, the Scheduled Mandatory Conversion Date.3

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, but exclude, [___]4.

“DTC” means The Depository Trust Corporation.

“Effective Date” shall have the meaning set forth in Section 8(d)(iii), except that, as used in Section 13, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of Common Stock on such

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2 To be the first Dividend Payment Date.

3 To be quarterly, beginning on the first day of the third month following the Initial Issue Date.

4 To be the first Dividend Payment Date.

exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Final Observation Period” means the 20 consecutive Trading Days beginning on, and including, the 23rd Scheduled Trading Day immediately preceding the Scheduled Mandatory Conversion Date.

“Final Settlement Method Election Date” means [______], 20[__]5.

“First Conversion Date” means [______]6.

“Global Preferred Shares” shall have the meaning set forth in Section 23(b).

“Holder” means each person in whose name shares of the Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Issue Date” shall mean [_______]7.

“Junior Stock” means (i) the Common Stock and (ii) each other class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks either (x) senior to the Convertible Preferred Stock as to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution or (y) on a parity with the Convertible Preferred Stock as to priority of payment of dividends and other distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution.

“Liquidation Amount” shall have the meaning set forth in Section 5(a).

“Liquidation Dividend Amount” shall have the meaning set forth in Section 5(a).

“Liquidation Preference” means, as to the Convertible Preferred Stock, $1,000 per share.

“Make-Whole Fundamental Change” means (i) any transaction or event that constitutes a Change of Control pursuant to clause (1) or (2) of the definition of Change of Control (as defined above, but without regard to the exceptions for Permitted Holdco Transactions); provided that a transaction or transactions shall not constitute a Make-Whole

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5 To be the first day of the month in which the date that is 23 Scheduled Trading Days preceding the Scheduled Mandatory Conversion Date falls.

6 To be the date three years after the first day of the month immediately following the month of the Initial Issue Date.

7 Insert closing date of the acquisition.

Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Corporation, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock, ordinary shares or depositary receipts representing common equity interests, in each case, that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Convertible Preferred Stock becomes convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions of Section 8(c)) or (ii) the Common Stock (or other common stock, ordinary shares or depositary receipts representing common equity interests underlying the Convertible Preferred Stock) ceases to be listed or quoted on any of the The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Make-Whole Fundamental Change Conversion Period” shall have the meaning set forth in Section 8(d)(i).

“Mandatory Conversion” shall have the meaning set forth in Section 8(b).

“Mandatory Conversion Date” means the third Business Day immediately following the last Trading Day of the Final Observation Period.

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m. New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“NASDAQ Share Cap” means, initially, [_____]8 shares of Common Stock per share of Convertible Preferred Stock; provided that the NASDAQ Share Cap shall be subject to adjustment in the same manner and at the same time as the Conversion Rate in connection with any transaction or event described in Section 13(a), (b), (c), (d) or (e).

“Nonpayment” shall have the meaning set forth in Section 7(b).

“Nonpayment Remedy” shall have the meaning set forth in Section 7(b)(iii).

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8 To be 19.9% of total shares of Common Stock outstanding on the Initial Issue Date (as reduced by the number of shares of Common Stock issued as merger consideration), divided by the number of shares of Convertible Preferred Stock issued.

“Notes Indenture” means the Indenture, dated as of April 24, 2015, among the Corporation and CSL Capital, LLC, as issuers, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee, governing the 8.25% Senior Notes due 2023.

“Observation Period” means (x) with respect to any share of Convertible Preferred Stock surrendered for Optional Conversion or subject to Mandatory Conversion, (i) subject to clause (ii), if the relevant Conversion Date occurs prior to the Final Settlement Method Election Date, the five consecutive Trading Day period beginning on, and including, the third Trading Day immediately succeeding such Conversion Date; (ii) subject to clause (iii), if the relevant Conversion Date occurs on or after the date of the Corporation’s issuance of a Redemption Notice with respect to the Convertible Preferred Stock pursuant to Section 6(b) and prior to the relevant Redemption Date, the 20 consecutive Trading Days beginning on, and including, the 23rd Scheduled Trading Day immediately preceding such Redemption Date; and (iii) if the relevant Conversion Date occurs on or after the Final Settlement Method Election Date (including in respect of any Mandatory Conversion), the Final Observation Period, (y) with respect to the redemption of any share of Convertible Preferred Stock subject to Optional Redemption, the 20 consecutive Trading Days beginning on, and including, the 23rd Scheduled Trading Day immediately preceding the relevant Redemption Date, and (z) with respect to the repurchase of any share of Convertible Preferred Stock subject to Change of Control Repurchase, the 20 consecutive Trading Days beginning on, and including, the 23rd Scheduled Trading Day immediately preceding the relevant Change of Control Repurchase Date.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the Chairman of the Board, any Executive Vice President or any Senior Vice President of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“open of business” means 9:00 a.m., New York City time.

“Optional Conversion” shall have the meaning set forth in Section 8(a).

“Optional Conversion Date” shall have the meaning set forth in Section 10(b).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Parity Preferred Stock” means any class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank on a parity with the Convertible Preferred Stock as to the priority of payment of dividends and other distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution.

“Permitted Holdco Transaction” shall have the meaning set forth in the definition of “Change of Control” in this Section 3.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Physical Settlement” shall have the meaning set forth in Section 8(c).

“Preferred Stock” shall have the meaning set forth in the recitals.

“Preferred Stock Director” shall have the meaning set forth in Section 7(b).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors (or an authorized committee thereof), by statute, by the Charter (including these Articles Supplementary), by the Bylaws or otherwise).

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at the close of business on the related Regular Record Date.

“Redemption Cash Settlement” shall have the meaning set forth in Section 6(d).

“Redemption Combination Settlement” shall have the meaning set forth in Section 6(d).

“Redemption Date” shall have the meaning set forth in Section 6(b).

“Redemption Notice” shall have the meaning set forth in Section 6(b).

“Redemption Physical Settlement” shall have the meaning set forth in Section 6(d).

“Redemption Price” means, for each share of Convertible Preferred Stock to be redeemed pursuant to Section 6(a), 100% of the Liquidation Preference of such share.

“Redemption Settlement Date” means, with respect to any Optional Redemption, (i) if the Corporation elects Redemption Cash Settlement for such Optional Redemption, the relevant Redemption Date or, (ii) if the Corporation elects (or is deemed to have elected) any other Settlement Method for such Optional Redemption, the third Business Day immediately following the last Trading Day of the relevant Observation Period.

“Reference Property” shall have the meaning set forth in Section 14(a).

“Registrar” shall initially mean Wells Fargo Bank, National Association, the Corporation’s duly appointed registrar for the Convertible Preferred Stock and any successor appointed under Section 16.

“Regular Record Date” means, with respect to any Dividend Payment Date, the [___], [___], [___] or [___]9, as the case may be, immediately preceding the applicable [___], [___], [___] or [___] Dividend Payment Date, respectively. These Regular Record Dates shall apply regardless of whether a particular Regular Record Date is a Business Day.

“REIT” means a real estate investment trust qualified and taxed under Sections 856 through 860 of the Code.

“Reorganization Event” shall have the meaning set forth in Section 14(a).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Scheduled Mandatory Conversion Date” means [_____]10.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Stock” means each class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Convertible Preferred Stock as to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution.

“Separation Event” shall have the meaning set forth in Section 13(n).

“Settlement Amount” means the cash, shares of Common Stock or combination of cash and shares of Common Stock due in respect of the Conversion Obligation, the Redemption Price or the Change of Control Repurchase Price, as applicable, with respect to any conversion, redemption or repurchase, as the case may be, of Convertible Preferred Stock.

“Settlement Method” means, with respect to (i) any conversion of Convertible Preferred Stock, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Corporation, (ii) any redemption of Convertible Preferred Stock, Redemption Physical Settlement, Redemption Cash Settlement or Redemption Combination Settlement, as elected (or deemed to have been elected) by the Corporation, and (iii) any repurchase of Convertible Preferred Stock, Change of Control Physical Settlement, Change of Control Cash Settlement or Change of Control Combination Settlement, as elected (or deemed to have been elected) by the Corporation.

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9 To be the fifteenth day of each month preceding the month of each Dividend Payment Date.

10 To be the first day of the month eight years from the month of the Initial Issue Date (but in no event before February 1, 2024).

“Settlement Notice” shall have the meaning set forth in Section 8(c)(iii).

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees, directors or consultants and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Specified Dollar Amount” means (i) the maximum cash amount per share of Convertible Preferred Stock to be received upon conversion as specified in the Settlement Notice related to any converted shares of Convertible Preferred Stock, (ii) the cash amount per share of Convertible Preferred Stock to be received in respect of the Redemption Price upon an Optional Redemption for which Redemption Combination Settlement applies as specified (or deemed to be specified) in the Redemption Notice for such Optional Redemption or (iii) the cash amount per share of Convertible Preferred Stock to be received in respect of the Change of Control Repurchase Price with respect to a Change of Control Repurchase for which Change of Control Combination Settlement applies as specified (or deemed to be specified) in the Change of Control Corporation Notice for such Change of Control Repurchase, as the case may be.

“Spin-Off” shall have the meaning set forth in Section 13(c).

“Stockholder’s and Registration Rights Agreement” means the Stockholder’s and Registration Rights Agreement dated as of the Initial Issue Date by and among the Corporation, PEG Bandwidth Holdings, LLC and the other parties thereto.

“Stock Ownership Limit” means each of the Aggregate Stock Ownership Limit (as defined in the Charter, as such definition may be amended from time to time) and the Common Stock Ownership Limit (as defined in the Charter, as such definition may be amended from time to time).

“Stock Price” shall have the meaning set forth in Section 8(d)(iii).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs (and at least one share of the Common Stock has traded) on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the

Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transfer Agent” shall initially mean Wells Fargo Bank, National Association, the Corporation’s duly appointed transfer agent for the Convertible Preferred Stock and any successor appointed under Section 16.

“Trigger Event” shall have the meaning set forth in Section 13(c).

“unit of Reference Property” shall have the meaning set forth in Section 14(a).

“Valuation Period” shall have the meaning set forth in Section 13(c).

“Voting Preferred Stock” means any class or series of Preferred Stock, other than the Convertible Preferred Stock, ranking on parity with the Convertible Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up and upon which voting rights like those set forth in Section 7 have been conferred and are exercisable.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “CSAL <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. The “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

Section 4. Dividends. a) Rate. Subject to the rights of holders of any class or series of capital stock ranking senior to the Convertible Preferred Stock with respect to priority of payment of dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors (or an authorized committee thereof) out of funds of the Corporation legally available therefor, cumulative dividends at the rate per annum of 3.00% on the Liquidation Preference per share of Convertible Preferred Stock (equivalent to $30.00 per annum per share (the “Dividend Amount”)), payable in cash. No dividends upon shares of the Convertible Preferred Stock shall be authorized by the Board of Directors or declared by the Corporation or paid or set apart by the Corporation at such times as such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law. Declared dividends on the Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available for the payment of such dividends. Declared dividends shall be payable on the relevant Dividend Payment Date to Record Holders at the close of business on the immediately preceding Regular Record Date, whether or not the shares of Convertible Preferred Stock held by such Record Holders on such Regular Record Date are converted, redeemed or repurchased after such Regular Record Date. Shares of Convertible Preferred Stock surrendered for Optional Conversion pursuant to Section

8(a) during the period from the close of business on any Regular Record Date to the open of business on the immediately following Dividend Payment Date must be accompanied by funds equal to the amount of dividends payable on such Dividend Payment Date on the Convertible Preferred Stock so converted; provided that no such payment shall be required (1) if the Corporation has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Dividend Payment Date; (2) if the Corporation has specified a Change of Control Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Dividend Payment Date; or (3) for any Optional Conversion following the Regular Record Date immediately prior to the Mandatory Conversion Date and on or prior to the Business Day immediately preceding the Scheduled Mandatory Conversion Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of dividends payable on each share of Convertible Preferred Stock for each full Dividend Period (after the initial Dividend Period) shall be computed by dividing the Dividend Amount by four. Dividends payable on the Convertible Preferred Stock for the initial Dividend Period and any partial Dividend Period shall be computed based upon the number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends shall accrue interest per annum at the rate at which dividends accumulate on the Convertible Preferred Stock if they are paid subsequent to the applicable Dividend Payment Date, from, and including, such Dividend Payment Date to, but excluding, the date on which such dividends shall have been paid by the Corporation, payable in cash out of funds legally available for the payment of such amounts.

No dividend shall be declared or paid upon, or any sum of cash set apart for the payment of dividends upon, any outstanding share of Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash has been set apart for the payment of such dividends upon, all outstanding shares of Convertible Preferred Stock.

Holders shall not be entitled to any dividends on the Convertible Preferred Stock in excess of full cumulative dividends.

Dividends on any share of Convertible Preferred Stock converted to Common Stock shall cease to accumulate on the Mandatory Conversion Date, any Optional Conversion Date, any Change of Control Settlement Date or any Redemption Settlement Date, as applicable.

(b) Priority of Dividends. So long as any share of the Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Stock or any other shares of Junior Stock, and no Common Stock or other Junior Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash has been set apart for the payment of such dividends upon, all outstanding shares of Convertible Preferred Stock. The foregoing limitation shall not apply to i) a dividend payable on any Common Stock or other Junior Stock in shares of any Common Stock or other Junior Stock, ii) the acquisition of shares of any Common Stock or other Junior Stock in exchange for, or through application of the proceeds of the sale of, shares of any Common Stock or other Junior Stock; iii) purchases of fractional interests in shares of any Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into such shares of Common Stock or other Junior Stock; iv) purchases of shares of any Common Stock or other Junior Stock pursuant to a contractually binding requirement to purchase such shares existing prior to the Dividend Period preceding the date of such purchase, including pursuant to a contractually binding share repurchase plan (provided that all accumulated and unpaid dividends have been declared or paid for (x) the Dividend Period during which such binding requirement was entered into and (y) all prior Dividend Periods); v) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with (1) any employee contract, employee benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors in the ordinary course of business, including, without limitation, purchases of shares in lieu of tax withholding, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees and purchases of shares to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan (provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount) or (2) purchases of fractional interests in shares of Common Stock pursuant to a publicly announced dividend reinvestment plan; vi) any dividends or distributions of rights or Common Stock or other Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; vii) the acquisition by the Corporation or any of its Subsidiaries of record ownership in Common Stock or other Junior Stock for the beneficial ownership of any other persons (other than the Corporation or any of its Subsidiaries), including as trustees or custodians or as the result of the acquisition of another company that already was the owner of record or beneficial owner of such stock; viii) any payments, by way of dividends or otherwise, made by the Corporation’s Subsidiaries to the Corporation or to other Subsidiaries of the Corporation; ix) the exchange or conversion of Junior Stock for or into other Junior Stock; and x) the acquisition or redemption of Common Stock or other Junior Stock solely to the extent necessary to preserve the Corporation’s status as a REIT for federal income tax purposes.

When dividends on shares of Convertible Preferred Stock have not been paid in full on any Dividend Payment Date or declared and a sum sufficient for payment thereof has not been set aside for the benefit of the Record Holders thereof on the applicable Regular Record Date, no dividends may be declared or paid on any Parity Preferred Stock (other than dividends or distributions in the form of Parity Preferred Stock and Junior Stock and cash solely in lieu of fractional shares in connection with such dividend or distribution) unless dividends are declared on the Convertible Preferred Stock such that the respective amounts of such dividends declared on the Convertible Preferred Stock and each such other class or series of Parity Preferred Stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Convertible Preferred Stock and such class or series of Parity Preferred Stock (subject to their having been declared by the Board of Directors (or an authorized committee thereof) out of legally available funds) bear to each other, in proportion to their respective liquidation preferences; provided that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or an authorized committee thereof) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.

(c) Method of Payment of Dividends. Any declared dividend on the Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, shall be paid by the Corporation in cash.

Section 5. Liquidation, Dissolution or Winding Up. a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive the greater of (x) the Liquidation Preference per share of Convertible Preferred Stock and (y) the amount such Holder would have received had such Holder, immediately prior to such liquidation, winding-up or dissolution, converted each share of Convertible Preferred Stock into Common Stock (without regard to the NASDAQ Share Cap) (such greater amount, the “Liquidation Amount”), plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation available for distribution to its stockholders, after satisfaction of liabilities owed to the Corporation’s creditors and holders of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Common Stock.

(b) Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation), nor the merger or consolidation of the Corporation into or with any other Person, shall be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution of the Corporation for the purposes of this Section 5.

(c) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Amount plus the Liquidation Dividend Amount of the Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, dissolution or winding up, on, all Parity Preferred Stock are not paid in full, the Holders and all holders of any Parity Preferred Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(d) After the payment to any Holder of the full amount of the Liquidation Amount and the Liquidation Dividend Amount for each of such Holder’s shares of Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation in respect of such Holder’s shares of Convertible Preferred Stock.

(e) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Holders of the Convertible Preferred Stock.

Section 6. Optional Redemption. (a) Notwithstanding anything herein to the contrary, the Corporation may redeem the Convertible Preferred Stock (each, an “Optional Redemption”) on or after [______]11 and prior to the Final Settlement Method Election Date, in whole or in part, at the Redemption Price, payable as described in Section 6(d), plus an additional amount equal to the Additional Cash Redemption Amount, payable in cash out of funds legally available for the payment of such distributions. No distribution by redemption or other acquisition of shares of Convertible Preferred Stock may be made unless permitted under the provisions of the MGCL pertaining to distributions. Any such Optional Redemption in part shall be for an integral number of shares of Convertible Preferred Stock.

(b)             (i) In case the Corporation exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Convertible Preferred Stock pursuant to Section 6(a), it shall fix a date for redemption (each, a “Redemption Date”) and it shall deliver a notice of such Optional Redemption (a “Redemption Notice”) not less than 45 nor more than 60 calendar days prior to the Redemption Date to each Holder. In the case of shares of Convertible Preferred Stock in definitive, certificated form, such notice shall be by first class mail to each Holder or, in the case of Global Preferred Shares, such notice shall be delivered in accordance with the applicable procedures of the Depositary. The Redemption Date must be a Business Day and shall not be on or after the Final Settlement Method Election Date.

(ii) The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice in the manner herein provided or any defect in the Redemption Notice to any Holder shall not affect the validity of the proceedings for the redemption of any Convertible Preferred Stock of any other Holder.

(iii) Each Redemption Notice shall specify:

(A) the Redemption Date;

(B) the Redemption Price and the Settlement Method therefor, and the Additional Cash Redemption Amount, if any;

(C) that on the Redemption Settlement Date, the Redemption Price and any Additional Cash Redemption Amount will become due and payable upon each share of Convertible Preferred Stock, and that dividends on the Convertible Preferred Stock to be redeemed shall cease to accrue on and after the Redemption Settlement Date;

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11 To be the fifth day of the month after the month in which the First Conversion Date falls.

(D) (1) that Holders may surrender their Convertible Preferred Stock for conversion at any time on or after the First Conversion Date prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date; (2) the procedures a converting Holder must follow to convert its Convertible Preferred Stock; and (3) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 8(d); and

(E) in case the Convertible Preferred Stock is to be redeemed in part only, the number of shares of Convertible Preferred Stock to be redeemed.

A Redemption Notice shall be irrevocable.

(iv) If fewer than all of the outstanding shares of Convertible Preferred Stock are to be redeemed pursuant to Section 6(a), the Transfer Agent shall select the shares of Convertible Preferred Stock to be redeemed (which such number shall be an integer) by lot, on a pro rata basis or by another method the Transfer Agent considers to be fair and appropriate (or as required by the procedures of the Depositary, if applicable). If any Convertible Preferred Stock selected for partial redemption is submitted for conversion in part after such selection, the shares of Convertible Preferred Stock submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

(v) On and after the Redemption Settlement Date, upon surrender of a share certificate representing any Convertible Preferred Stock redeemed in part, the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing a number of shares of Convertible Preferred Stock equal to the unredeemed portion thereof, or, if the Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate.

(c) If any Redemption Notice has been given in respect of any Convertible Preferred Stock in accordance with Section 6(b), the Convertible Preferred Stock to be redeemed shall become due and payable on the Redemption Settlement Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price, together with any Additional Cash Redemption Amount. As of the Redemption Settlement Date, (i) the Convertible Preferred Stock to be redeemed will cease to be outstanding, (ii) dividends will cease to accumulate on the Convertible Preferred Stock to be redeemed and (iii) all other rights of the Holders in respect of the Convertible Preferred Stock to be redeemed will terminate (other than the right to receive the Redemption Price and any Additional Cash Redemption Amount).

(d) Upon any Optional Redemption of any share of Convertible Preferred Stock, the Corporation shall pay or deliver, as the case may be, to the Holder of such share, in respect of each share being redeemed, cash (“Redemption Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 12 (“Redemption Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 12 (“Redemption Combination Settlement”), at its election, as set forth in this Section 6(d), in satisfaction of the Redemption Price for such share.

(i) All redemptions in connection with any Redemption Notice shall be settled using the same Settlement Method.

(ii) The Corporation may elect a Settlement Method in respect of each Optional Redemption in the Redemption Notice for such Optional Redemption, which election shall be binding on the Corporation. If the Corporation does not specify a Settlement Method in the relevant Redemption Notice, the Corporation shall no longer have the right to elect Redemption Physical Settlement or Redemption Combination Settlement and the Corporation shall be deemed to have elected Redemption Cash Settlement in respect of the Redemption Price. In the case of an election of Redemption Combination Settlement, the relevant Redemption Notice shall specify the Specified Dollar Amount per share of Convertible Preferred Stock, which shall be less than the Liquidation Preference per share of Convertible Preferred Stock. If the Corporation delivers a Redemption Notice electing Redemption Combination Settlement in respect of the Redemption Price but does not specify a Specified Dollar Amount per share of Convertible Preferred Stock in such Redemption Notice, the Specified Dollar Amount per share of Convertible Preferred Stock shall be deemed to be $0, and the provisions of Section 6(d)(iii)(A) shall apply as if the Corporation elected Redemption Physical Settlement in such Redemption Notice.

(iii) The Settlement Amount with respect to any Optional Redemption of Convertible Preferred Stock shall be computed as follows:

(A) If the Corporation elects to satisfy the Redemption Price in respect of such Optional Redemption by Redemption Physical Settlement, the Corporation shall deliver to the relevant Holder in respect of each share of Convertible Preferred Stock being redeemed a number of shares of Common Stock equal to the Redemption Price per share of Convertible Preferred Stock divided by the Average VWAP per share of the Common Stock over the related Observation Period; provided that the number of shares of Common Stock issued upon Optional Redemption of each share of Convertible Preferred Stock shall not exceed the NASDAQ Share Cap and, if the application of the NASDAQ Share Cap results in the Corporation delivering fewer shares of Common Stock upon any Optional Redemption of any share of Convertible Preferred Stock than otherwise required, the Corporation shall pay an additional amount in cash in respect of such Optional Redemption of such share of Convertible Preferred Stock equal to such shortfall (which shall be equal to (x) the Redemption Price per share of Convertible Preferred Stock, minus (y) the product of a number of shares of Common Stock equal to the NASDAQ Share Cap, multiplied by the Average VWAP per share of the Common Stock over the related Observation

Period); provided further that any payment of cash pursuant to this Section 6(d)(iii)(A) shall be made out of funds legally available for such distribution.

(B) if the Corporation elects (or is deemed to have elected) to satisfy the Redemption Price in respect of such Optional Redemption by Redemption Cash Settlement, the Corporation shall pay to the relevant Holder in respect of each share of Convertible Preferred Stock being redeemed cash out of funds legally available for such distribution in an amount equal to the Redemption Price per share of Convertible Preferred Stock; and

(C) if the Corporation elects to satisfy the Redemption Price in respect of such Optional Redemption by Redemption Combination Settlement, the Corporation shall pay or deliver, as the case may be, in respect of each share of Convertible Preferred Stock being redeemed, a Settlement Amount equal to an amount of cash equal to the Specified Dollar Amount in respect of such Optional Redemption and a number of shares of Common Stock equal to the quotient of (I) the Redemption Price per share, minus such Specified Dollar Amount, divided by (II) the Average VWAP per share of the Common Stock over the related Observation Period; provided that the number of shares of Common Stock issued upon Optional Redemption of each share of Convertible Preferred Stock shall not exceed the NASDAQ Share Cap and, if the application of the NASDAQ Share Cap results in the Corporation delivering fewer shares of Common Stock upon any Optional Redemption of any share of Convertible Preferred Stock than otherwise required, the Corporation shall pay an additional amount in cash in respect of such Optional Redemption of such share of Convertible Preferred Stock equal to such shortfall (which shall be equal to (x) the Redemption Price per share of Convertible Preferred Stock, minus (y) the sum of (1) the Specified Dollar Amount and (2) the product of a number of shares of Common Stock equal to the NASDAQ Share Cap, multiplied by the Average VWAP per share of the Common Stock over the related Observation Period); provided further that any payment of cash pursuant to this Section 6(d)(iii)(C) shall be made out of funds legally available for such distribution.

(e) The Corporation shall pay or deliver, as the case may be, the consideration due in respect of any Optional Redemption on the relevant Redemption Settlement Date. A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of any Common Stock in respect of an Optional Redemption, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of any Common Stock in a name other than the name of such Holder. The Transfer Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. A certificate representing the shares of Common Stock, if any, issuable upon Optional Redemption shall be issued and delivered to the Holder of the share of Convertible Preferred Stock being redeemed or, if the Convertible Preferred Stock being redeemed is in book-entry form, the Corporation may elect to deliver the shares of Common Stock issuable upon Optional Redemption, if any, to the Holder of the share of Convertible Preferred Stock being redeemed through book-entry transfer, including through the facilities of the Depositary.

The person or persons entitled to receive the shares of Common Stock issuable upon Optional Redemption, if any, shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the last Trading Day of the relevant Observation Period. Except as set forth in Section 13(c) and Section 13(d), prior to the close of business on the last Trading Day of the relevant Observation Period, the shares of Common Stock, if any, issuable upon Optional Redemption of any shares of Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Convertible Preferred Stock.

In the event that a Holder shall not by written notice designate the name in which any shares of Common Stock to be issued upon Optional Redemption of such Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(f) No sinking fund is provided for the Convertible Preferred Stock.

Section 7. Voting Rights.

(a) General. Holders shall not have any voting rights except as set forth in this Section 7 or as otherwise from time to time specifically required by Maryland law.

(b) Right to Elect Director Upon Nonpayment. Whenever dividends on any shares of Convertible Preferred Stock have not been declared and paid (or have been declared but a sum sufficient for payment thereof has not been set aside for the benefit of the Record Holders thereof on the applicable Regular Record Date) for the equivalent of six or more Dividend Periods (including, for the avoidance of doubt, the Dividend Period beginning on, and including, the Initial Issue Date and ending on, but excluding, [_____]12), whether or not for consecutive Dividend Periods (a “Nonpayment”), the Holders, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, shall be entitled at the Corporation’s next special or annual meeting of stockholders to elect one additional member of the Board of Directors (the “Preferred Stock Director”) to fill the newly created directorship described in this Section 7(b); provided that the Preferred Stock Director meet the director qualifications set forth in the Bylaws as in effect on the Initial Issue Date; provided further that the election of any such director will not cause the Corporation to violate the corporate governance requirements of The NASDAQ Stock Market (or the principal other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted); and

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12 To be the first Dividend Payment Date.

provided further that the Board of Directors shall at no time include more than one director elected by the Holders and the holders of all other series of Voting Preferred Stock as contemplated by this Section 7(b). In the event of a Nonpayment, the following provisions shall apply:

(i) The number of directors then constituting the Board of Directors shall be increased by one (by the Board of Directors by a resolution in accordance with Section 1(a) of Article Six of the Charter) and, subject to applicable law, the new director shall be elected at the next annual meeting of stockholders or at a special meeting of stockholders called by the Corporation’s Secretary at the request of the holders of record of at least 20% of the shares of Convertible Preferred Stock or of any other series of Voting Preferred Stock (provided that, in the case of a special meeting, such request is received at least 90 calendar days before the date requested for the special meeting). The Preferred Stock Director will stand for reelection annually at each subsequent annual meeting, so long as the Holders continue to have such voting rights.

(ii) Any request to call a special meeting for the initial election of the Preferred Stock Director after a Nonpayment shall be made by written notice, signed by the requisite holders of Convertible Preferred Stock or Voting Preferred Stock then outstanding, and delivered to the Corporation in such manner as provided for in Section 18 below, or as may otherwise be required by law.

(iii) If and when all accumulated and unpaid dividends on the Convertible Preferred Stock have been paid in full, or declared and a sum sufficient for such payment thereof shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the voting rights described in this Section 7(b), subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preferred Stock shall have terminated, the term of office of any Preferred Stock Director so elected shall immediately terminate and the number of directors on the Board of Directors shall automatically decrease by one at such time.

(iv) Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Convertible Preferred Stock and any Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described in this Section 7(b). In the event that a Nonpayment shall have occurred and there has not been a Nonpayment Remedy, any vacancy in the office of the Preferred Stock Director (other than prior to the initial election of a Preferred Stock Director after a Nonpayment) may be filled by a vote of the holders of record of a majority of the outstanding shares of the Convertible Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described in this Section 7(b); provided that the filling of each vacancy will not cause the Corporation to violate its Bylaws as in effect on the Initial Issue Date or the corporate governance requirements of The NASDAQ Stock Market (or the principal other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted). Any such vote of holders of the Convertible Preferred Stock and any Voting Preferred Stock to remove, or to fill a vacancy in the office of, the Preferred Stock Director may be taken only at a special meeting of stockholders of the Corporation, called as provided above for an initial election of a Preferred Stock Director after a Nonpayment (provided that such request is received at least 90 calendar days before the date requested for the special meeting). The Preferred Stock Director shall be entitled to one vote on any matter that shall come before the Board of Directors for a vote. The Preferred Stock Director elected at any special meeting of stockholders of the Corporation shall hold office until the next annual meeting of the stockholders of the Corporation if such office shall not have previously terminated and such Preferred Stock Director shall not have been removed from such office, in each case, as above provided.

For the avoidance of doubt, nothing in the terms of the Convertible Preferred Stock or in these Articles Supplementary shall preclude any issuance by the Corporation of a series of Voting Preferred Stock that is entitled to elect two Preferred Stock Directors in the event of a Nonpayment. If any such series of Voting Preferred Stock is issued, the Holders of the Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, shall be entitled to elect one Preferred Stock Director as provided in this Section 7(b), and holders of any and all other such series of Voting Preferred Stock that are entitled to elect two Preferred Stock Directors in the event of a Nonpayment shall separately elect one other Preferred Stock Director, without the vote of the Holders of the Convertible Preferred Stock.

(c) Other Voting Rights. So long as any shares of Convertible Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the affirmative vote or consent of the Holders of at least two-thirds of the outstanding shares of Convertible Preferred Stock given in person or by proxy, either by written consent without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) any amendment or alteration of these Articles Supplementary or the Charter so as to authorize, create, determine, reclassify or designate, or increase the authorized amount of, any class or series of Senior Stock; provided that no such vote or consent shall be necessary for any such amendment or alteration in connection with such an authorization, creation, determination, designation or increase, in each case, in an amount of such Senior Stock with a liquidation preference not in excess of $200,000, solely to the extent such authorization, creation, determination, designation or increase is necessary or advisable to satisfy the requirements to qualify as a REIT;

(ii) any amendment, alteration or repeal of any provision of the Charter (including these Articles Supplementary) that would materially and adversely affect any preference, conversion or other right, voting power, restriction, limitation as to dividends, qualification or term or condition of redemption of the Convertible Preferred Stock; or

(iii) any consummation of a binding share exchange or reclassification involving the Convertible Preferred Stock, or of a merger or consolidation of the Corporation with or into another Person unless, in each case (x) (1) the shares of Convertible Preferred Stock remain outstanding and are not amended in any respect or (2)

the shares of Convertible Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity, its ultimate parent or the Corporation’s ultimate parent, and (y) in the case of clause (x)(2) above, such preference securities have such preferences, conversion and other rights (including repurchase rights), voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, taken as a whole, as are not materially less favorable to the holders thereof than the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Convertible Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), neither (1) any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock nor (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of Parity Preferred Stock or Junior Stock, shall be deemed to adversely affect the special rights, preferences, privileges or voting powers, of the Convertible Preferred Stock, and shall not require the affirmative vote or consent of Holders.

(d) Change of Name, Other Designation or Par Value. Without the consent or action of the Holders, so long as such action is made pursuant to an amendment to the Corporation’s Charter duly adopted in accordance with Maryland law, and does not change the preferences, conversion or other rights (including repurchase rights), voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Convertible Preferred Stock, a majority of the entire Board of Directors may change the name or other designation or the par value of such stock of the Corporation.

(e) Prior to the close of business on the last Trading Day of the relevant Observation Period the shares of Common Stock issuable upon conversion, redemption or repurchase, as the case may be, of the Convertible Preferred Stock shall not be deemed to be outstanding and Holders shall have no voting rights with respect to such shares of Common Stock by virtue of holding the Convertible Preferred Stock, including the right to vote such shares of Common Stock on any amendment to the Corporation’s Charter or these Articles Supplementary that would adversely affect the rights of holders of the Common Stock.

(f) For purposes of Section 7(b), whether a plurality, majority or other portion of the Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Convertible Preferred Stock and such other Voting Preferred Stock voted. At any meeting at which the Holders are entitled to elect a Preferred Stock Director, the holders of record of a majority of the shares of the Convertible Preferred Stock and any Voting Preferred Stock then outstanding (voting together as a single class), present in person or represented by proxy, shall constitute a quorum and the vote of the holders of record of a majority of the shares of the Convertible Preferred Stock and any Voting Preferred Stock then outstanding (voting together as a single class) so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Director.

(g) The number of votes that each share of Convertible Preferred Stock and any Voting Preferred Stock participating in the votes described in Section 7(b) shall have shall be in proportion to the liquidation preference of such share.

(h) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Convertible Preferred Stock is listed or traded at the time.

Section 8. Conversion of Convertible Preferred Stock.

(a) Conversion Privilege. (i) Holders shall have the right to convert their shares of Convertible Preferred Stock, in whole or in part (but in no event less than one share of Convertible Preferred Stock), at any time on or after the First Conversion Date and prior to the close of business on the Business Day immediately preceding the Scheduled Mandatory Conversion Date (“Optional Conversion”), as described in this Section 8 and subject to satisfaction of the conversion procedures set forth in Section 10, in each case, for the amount and kind of consideration as described in this Section 8; provided that an Optional Conversion may be effected prior to the First Conversion Date (x) in accordance with Section 8(d) or Section 15(a)(i) and (y) during any Dividend Conversion Period.

(ii) Upon any Optional Conversion of any shares of the Convertible Preferred Stock, the Corporation shall make no payment or allowance for accumulated and unpaid dividends on such shares of the Convertible Preferred Stock.

(b) Mandatory Conversion on the Mandatory Conversion Date. Each share of Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder (x) in accordance with Section 8(a), Section 8(d) or Section 15(a)(i) or (y) during any Dividend Conversion Period, repurchased at the option of the Holder in accordance with Section 15 or redeemed by the Corporation pursuant to Section 6) on the Mandatory Conversion Date (“Mandatory Conversion”), as described in this Section 8, in each case, for the amount and kind of consideration as described in this Section 8, plus an additional amount equal to accumulated and unpaid dividends (irrespective of whether such dividends have been declared) payable in cash out of funds legally available for payment of such distributions to, but excluding, the Mandatory Conversion Date. For the avoidance of doubt the phrase “Conversion Obligation” in respect of a Mandatory Conversion shall not include any such amount in respect of accumulated and unpaid dividends due upon a Mandatory Conversion.

(c) Settlement Upon Conversion. Subject to this Section 8(c), and Section 14, upon conversion of any share of Convertible Preferred Stock, the Corporation shall pay or deliver, as the case may be, to the converting Holder, in respect of each share being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 12 (“Physical Settlement”)

or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 12 (“Combination Settlement”), at its election, as set forth in this Section 8(c), in satisfaction of its Conversion Obligation.

(i) All conversions for which the relevant Conversion Date occurs on or after the Final Settlement Method Election Date, and all conversions for which the relevant Conversion Date occurs after the Corporation’s issuance of a Redemption Notice with respect to the Convertible Preferred Stock and prior to the related Redemption Date, shall be settled using the same Settlement Method.

(ii) Except for any conversions for which the relevant Conversion Date occurs after the Corporation’s issuance of a Redemption Notice with respect to the Convertible Preferred Stock but prior to the related Redemption Date, and any conversions for which the relevant Conversion Date occurs on or after the Final Settlement Method Election Date, the Corporation shall use the same Settlement Method for all conversions with the same Conversion Date, but the Corporation shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii) If, in respect of any Conversion Date (or one of the periods described in the third immediately succeeding set of parentheses, as the case may be), the Corporation elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Corporation shall deliver such Settlement Notice to converting Holders no later than the close of business on the second Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (x) after the date of issuance of a Redemption Notice with respect to the Convertible Preferred Stock and prior to the related Redemption Date, in such Redemption Notice or (y) on or after the Final Settlement Method Election Date, no later than the Final Settlement Method Election Date). If the Corporation does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Corporation shall no longer have the right to elect Cash Settlement or Physical Settlement and the Corporation shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per share of Convertible Preferred Stock shall be equal to the Liquidation Preference per share. Such Settlement Notice shall specify the relevant Settlement Method, and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per share of Convertible Preferred Stock. If the Corporation delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per share of Convertible Preferred Stock in such Settlement Notice, the Specified Dollar Amount per share of Convertible Preferred Stock shall be deemed to be the Liquidation Preference per share.

(iv) The Settlement Amount with respect to any conversion of Convertible Preferred Stock shall be computed as follows:

(A) If the Corporation elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Corporation shall deliver to the converting Holder in respect of each share of Convertible Preferred Stock being converted a number of shares of Common Stock equal to the greater of (x) the Conversion Rate in effect on the Conversion Date and (y) the Liquidation Preference per share divided by the Average VWAP per share of the Common Stock for the related Observation Period; provided that the number of shares of Common Stock issued upon the conversion of each share of Convertible Preferred Stock pursuant to this Section 8(c)(iv)(A)(y) shall not exceed the NASDAQ Share Cap. If the application of the NASDAQ Share Cap results in the Corporation delivering fewer shares of Common Stock upon any Mandatory Conversion of any share of Convertible Preferred Stock than otherwise required, the Corporation shall pay an additional amount in cash in respect of such Mandatory Conversion of such share of Convertible Preferred Stock equal to such shortfall (which shall be equal to (x) the Liquidation Preference per share of Convertible Preferred Stock, minus (y) the product of a number of shares of Common Stock equal to the NASDAQ Share Cap, multiplied by the Average VWAP per share of the Common Stock over the related Observation Period); provided that any payment of cash pursuant to this Section 8(c)(iv)(A) shall be made out of funds legally available for such distribution.

(B) if the Corporation elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Corporation shall pay to the converting Holder in respect of each share of Convertible Preferred Stock being converted cash out of funds legally available for such distribution in an amount equal to the greater of (x) the sum of the Daily Conversion Values for each of the consecutive Trading Days during the related Observation Period and (y) the Liquidation Preference per share; and

(C) if the Corporation elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Corporation shall pay or deliver, as the case may be, in respect of each share of Convertible Preferred Stock being converted, a Settlement Amount equal to (x) the sum of the Daily Settlement Amounts for each of the consecutive Trading Days during the related Observation Period or (y) if such sum is less than the Liquidation Preference per share (with each share of Common Stock included in such Daily Settlement Amounts valued for this purpose at the Average VWAP per share of the Common Stock for the related Observation Period), an amount of cash equal to the lesser of the Liquidation Preference per share and the Specified Dollar Amount, and, if the Specified Dollar Amount is less than the Liquidation Preference per share, a number of shares of Common Stock equal to the quotient of (I) the Liquidation Preference per share, minus the Specified Dollar Amount, divided by (II) the Average VWAP per share of the Common Stock for the relevant Observation Period; provided that the number of shares of Common Stock issued upon the conversion of each share of Convertible Preferred Stock pursuant to this Section 8(c)(iv)(C)(y) shall not exceed the NASDAQ Share Cap. If the application of the NASDAQ Share Cap results in the Corporation delivering fewer shares of Common Stock upon any Mandatory Conversion of any share of Convertible Preferred Stock than otherwise required, the Corporation shall pay an additional amount in cash in respect of such Mandatory Conversion of such share of Convertible Preferred Stock equal to such shortfall (which shall be equal to (x) the Liquidation Preference per share of Convertible Preferred Stock, minus (y) the sum of (1) the Specified Dollar Amount and (2) the product of a number of shares of Common Stock equal to the NASDAQ Share Cap, multiplied by the Average VWAP per share of the Common Stock over the related Observation Period); provided further that any payment of cash pursuant to this Section 8(c)(iv)(C) shall be made out of funds legally available for such distribution.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Corporation promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Corporation shall notify the Conversion and Dividend Disbursing Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Conversion and Dividend Disbursing Agent shall have no responsibility for any such determination.

(d) Make-Whole Fundamental Change Conversion. 13) If a Make-Whole Fundamental Change occurs or becomes effective prior to the Scheduled Mandatory Conversion Date, a Holder may elect to effect an Optional Conversion of its Convertible Preferred Stock in connection with such Make-Whole Fundamental Change, regardless of whether such Optional Conversion is effected prior to the First Conversion Date. In such event, the Corporation shall, under the circumstances described below, increase the Conversion Rate for the shares of Convertible Preferred Stock so surrendered for Optional Conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. An Optional Conversion shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant notice of conversion is received by the Conversion and Dividend Disbursing Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Change of Control Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Change of Control but for the exceptions from clause (1) of such definition for Permitted Holdco Transactions, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Conversion Period”). For the avoidance of doubt, an Optional Conversion in connection with a Make-Whole Fundamental Change may be effected prior to the First Conversion Date.

(ii) Upon surrender of Convertible Preferred Stock for Optional Conversion in connection with a Make-Whole Fundamental Change pursuant to Section 8(d), the

Corporation shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 8(c); provided, however, that if, at the effective time of a Make-Whole Fundamental Change the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any Optional Conversion in connection with such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based on the Stock Price paid in the transaction and shall be deemed to be an amount of cash per share of converted Convertible Preferred Stock equal to the greater of (x) the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price and (y) the Liquidation Preference per share. In such event, the Conversion Obligation shall be paid to Holders in cash on the third Business Day following the Optional Conversion Date. The Corporation shall notify the Holders of the anticipated Effective Date of any Make-Whole Fundamental Change on or before the twentieth calendar day prior to the anticipated Effective Date or, if such prior notice is not practicable, no later than two Business Days after such Effective Date; provided that the Corporation shall not be obligated to give such notice prior to the Business Day immediately succeeding the Corporation’s public announcement of the relevant event causing such Make-Whole Fundamental Change; provided further that any delay in providing such notice past such Effective Date shall increase the period of time during which a conversion will be deemed to be “in connection with” such Make-Whole Fundamental Change by an equal amount of days. Such notice shall state (A) the event causing the Make-Whole Fundamental Change, (B) the anticipated or actual Effective Date, as the case may be, of the Make-Whole Fundamental Change, (C) the anticipated or actual Make-Whole Fundamental Change Conversion Period, as the case may be, (D) the applicable Conversion Rate and the relevant number of Additional Shares and (E) the instructions a Holder must follow to effect an Optional Conversion in connection with such Make-Whole Fundamental Change.

(iii) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the Average VWAP per share of the Common Stock for the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors (or an authorized committee thereof) shall in good faith make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 13) or expiration date of the event occurs during such five consecutive Trading Day period.

(iv) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 13.

(v) The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per share of Convertible Preferred Stock pursuant to this Section 8(d) for each Stock Price and Effective Date set forth below:13

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
[ ][14]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(A) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year or a 366-day year, as the case may be;

(B) if the Stock Price is greater than $[___.__] per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (iv) above), no Additional Shares shall be added to the Conversion Rate; and

(C) if the Stock Price is less than $[___.__] per share (subject to adjustment in the same manner as the Stock Prices set forth in the column

____________________

[13] Make-whole table to be provided by Citibank.

[14] To be the Initial Issue Date. Subsequent Effective Dates to be annually, ending on the Scheduled Mandatory Conversion Date.

headings of the table above pursuant to subsection (iv) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per share of Convertible Preferred Stock exceed [___.____] shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 13.

(vi) Nothing in this Section 8(d) shall prevent an adjustment to the Conversion Rate pursuant to Section 13 in respect of a Make-Whole Fundamental Change.

Section 9. [Reserved].

Section 10. Conversion Procedures. (a) Pursuant to Section 8(b), on the Mandatory Conversion Date, any outstanding shares of Convertible Preferred Stock shall automatically convert in accordance with Section 8(b). The Person or Persons entitled to receive any shares of Common Stock issuable on the Mandatory Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the last Trading Day of the Final Observation Period. Except as provided under Section 13(c) and Section 13(d), prior to the close of business on the last Trading Day of the Final Observation Period, the shares of Common Stock issuable upon Mandatory Conversion of the Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding the Convertible Preferred Stock.

(b) To effect an Optional Conversion pursuant to Section 8, a Holder who

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay (x) all applicable transfer or similar taxes or duties, if any, and (y) funds equal to dividends payable, if any, on the next Dividend Payment Date pursuant to Section 4(a); or

(ii) holds shares of Convertible Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay (x) all applicable transfer or similar taxes or duties, if any, and (y) funds equal to dividends payable, if any, on the next Dividend Payment Date pursuant to Section 4(a).

The Optional Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements (the “Optional Conversion Date”). Except as set forth in Section 8(d) and Section 14(a), the Corporation shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation for any Optional Conversion on the third Business Day immediately following the last Trading Day of the relevant Observation Period. A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of any Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of any Common Stock in a name other than the name of such Holder. The Transfer Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. A certificate representing the shares of Common Stock, if any, issuable upon conversion shall be issued and delivered to the converting Holder or, if the Convertible Preferred Stock being converted is in book-entry form, the Corporation may elect to deliver the shares of Common Stock issuable upon conversion, if any, to the converting Holder through book-entry transfer, including through the facilities of the Depositary.

The person or persons entitled to receive the shares of Common Stock issuable upon Optional Conversion, if any, shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the last Trading Day of the relevant Observation Period. Except as set forth in Section 13(c) and Section 13(d), prior to the close of business on the last Trading Day of the relevant Observation Period, the shares of Common Stock, if any, issuable upon Optional Conversion of any shares of Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Convertible Preferred Stock.

In the event that an Optional Conversion is effected with respect to shares of Convertible Preferred Stock representing less than all the shares of Convertible Preferred Stock held by a Holder, upon such Optional Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Convertible Preferred Stock as to which Optional Conversion was not effected, or, if the Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate.

No Optional Conversion with respect to any share of Convertible Preferred Stock may be effected by a Holder thereof if such Holder has also delivered a Change of Control Repurchase

Notice to the Corporation in respect of such share of Preferred Stock and has not validly withdrawn such Change of Control Repurchase Notice in accordance with Section 15(b).

(c) In the event that a Holder shall not by written notice designate the name in which any shares of Common Stock to be issued upon conversion of such Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(d) Shares of Convertible Preferred Stock shall cease to be outstanding on the applicable Optional Conversion Date or Mandatory Conversion Date, subject to the right of Holders of such shares to receive the cash payable and/or the shares of Common Stock issuable upon conversion of such shares of Convertible Preferred Stock to which they are entitled pursuant to Section 8, plus, in the case of a Mandatory Conversion, accumulated and unpaid dividends (irrespective of whether such dividends have been declared) payable in cash out of funds legally available for payment of such dividends to, but excluding, the Mandatory Conversion Date.

Section 11. Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares of Common Stock held in the treasury of the Corporation, solely for issuance upon the conversion, redemption or repurchase of shares of Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the NASDAQ Share Cap multiplied by the number of shares of Convertible Preferred Stock.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon any conversion, redemption or repurchase of shares of Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon any conversion, redemption or repurchase of the Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Subject to the Stockholder’s and Registration Rights Agreement, prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Corporation shall use reasonable best efforts to comply with all U.S. federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority; provided that this Section 11(d) shall not obligate the Corporation to register the offer and sale of such securities under the Securities Act or any other applicable securities laws.

(e) Subject to the Stockholder’s and Registration Rights Agreement, the Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion, redemption or repurchase of the Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion, redemption or repurchase of Convertible Preferred Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon the first conversion, redemption or repurchase of the Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 12. Fractional Shares. (a) No fractional shares of Common Stock shall be issued as a result of any conversion, redemption or repurchase of shares of Convertible Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of the aggregate number of shares of Convertible Preferred Stock that are redeemed pursuant to Section 6, converted pursuant to Section 8 or repurchased pursuant to Section 15, as the case may be, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the VWAP per share of the Common Stock on the last Trading Day of the relevant Observation Period.

(c) If more than one share of the Convertible Preferred Stock is surrendered for conversion, redemption or repurchase at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion, redemption or repurchase thereof, as the case may be, shall be computed on the basis of the aggregate number of shares of the Convertible Preferred Stock so surrendered.

Section 13. Adjustments to the Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Corporation if any of the following events occurs, except that the Corporation shall not make any adjustments to the Conversion Rate if Holders of the Convertible Preferred Stock participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Convertible Preferred Stock, in any of the transactions described in this Section 13, without having to convert their Convertible Preferred Stock, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the number of shares of Convertible Preferred Stock held by such Holder.

(a) If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock (other than any shares of Common Stock constituting all or a portion of any regular, quarterly dividend), or if the Corporation effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR'	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 13(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 13(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Corporation issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with the adoption or implementation of a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the Average VWAP per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR'	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the Average VWAP per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 13(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, or if any such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 13(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such Average VWAP per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors (or an authorized committee thereof) in good faith.

(c) If the Corporation distributes shares of its Capital Stock, evidences of its indebtedness, securities, other assets or property of the Corporation or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 13(a) or Section 13(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 13(d) shall apply, (iii) dividends or distributions of Common Stock constituting all or a portion of any regular, quarterly dividend, (iv) dividends or distributions of Reference Property in exchange for Common Stock in connection with any Reorganization Event, (v) except as otherwise provided in Section 13(n) upon the occurrence of a Separation Event, the adoption or implementation of a shareholder rights plan, and (vi) Spin-Offs as to which the provisions set forth below in this Section 13(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the Average VWAP per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors (or an authorized committee thereof) in good faith) of the Distributed Property applicable to one share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 13(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) determines not to proceed with such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a share of Convertible Preferred Stock shall receive, in respect of each such share, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Corporation determines the “FMV” (as defined above) of any distribution for purposes of this Section 13(c) by reference to the actual or when-issued trading market for any securities, it may (but need not) in doing so consider the prices in such market over the same period used in computing the Average VWAP per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 13(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR'	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the Average VWAP per share of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of VWAP as if references therein to (x) Common Stock were to such Capital Stock or similar equity interest and (y) the Bloomberg page “CSAL <Equity> AQR” were to the equivalent Bloomberg page for such Capital Stock or similar equity interest) for the 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the Average VWAP per share of the Common Stock for the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Convertible Preferred Stock, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references in the portion of this Section 13(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Convertible Preferred Stock, references in the preceding paragraph to 10 Trading Days will be deemed to be replaced, solely in respect of that conversion of Convertible Preferred Stock, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

For purposes of this Section 13(c) (and subject in all respect to Section 13(n)), rights, options or warrants distributed by the Corporation to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Corporation’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 13(c) (and no adjustment to the Conversion Rate under this Section 13(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 13(a), Section 13(b) and this Section 13(c), if any dividend or distribution to which this Section 13(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 13(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 13(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 13(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 13(a) and Section 13(b) with respect thereto shall then be made, except that, if determined by the Corporation (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 13(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 13(b).

(d) If any cash dividend or distribution (other than any cash payment constituting all or a portion of any regular, quarterly dividend) is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Average VWAP per share of the Common Stock for the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Corporation distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 13(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a share of Convertible Preferred Stock shall receive, for each such share, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Average VWAP per share of the Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0        =      the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR'         =      the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC         =      the aggregate value of all cash and the fair market value of any other consideration (as determined by the Board of Directors (or an authorized committee thereof) in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0        =      the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS'         =      the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP'          =      the Average VWAP per share of the Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 13(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Convertible Preferred Stock, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 13(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Convertible Preferred Stock, references in the preceding paragraph to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion of Convertible Preferred Stock, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.

(f) Notwithstanding this Section 13 or any other provision of these Articles Supplementary or the Convertible Preferred Stock, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Convertible Preferred

Stock on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 10 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 13, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Corporation shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 13, and subject to the applicable rules of any exchange on which any of the Corporation’s securities are then listed, the Corporation from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Corporation in good faith determines that such increase would be in the Corporation’s best interest. In addition, subject to the applicable rules of any exchange on which any of the Corporation’s securities are then listed, the Corporation may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Corporation shall mail to the Holder of each share of Convertible Preferred Stock a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Section 13, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of the Corporation’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Initial Issue Date;

(iv) upon the repurchase of any shares of Common Stock pursuant to an open-market repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 13(e);

(v) solely for a change in the par value of the Common Stock;

(vi) upon any dividend or distribution on the Common Stock that is a regular, quarterly dividend, whether payable in cash, shares of Common Stock or a combination of cash and shares of Common Stock (including at the election of a holder of the Common Stock); or

(vii) for accumulated and unpaid dividends, if any.

(j) All calculations and other determinations under this Section 13 shall be made by the Board of Directors (or an authorized committee thereof) and shall be made to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock. The Corporation shall not adjust the Conversion Rate pursuant to this Section 13 unless the adjustment would result in a change of at least 1% in the then-effective Conversion Rate. However, the Corporation shall carry forward any adjustment that it would otherwise have had to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Convertible Preferred Stock (i) in connection with any subsequent adjustment to the Conversion Rate of at least 1% and (ii) on each Trading Day of any Observation Period related to the conversion of Convertible Preferred Stock.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate (including any adjustment to the table set forth in Section 8(d)(v)), the method of calculation thereof in reasonable detail and the date on which each adjustment becomes effective and shall mail (or, in respect of any Global Preferred Shares, deliver in accordance with the applicable procedures of the Depositary) such notice of such adjustment of the Conversion Rate to each Holder in the manner set forth in Section 18. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 13, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Corporation so long as the Corporation does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m) Whenever any provision of these Articles Supplementary requires the Corporation to calculate the Average VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors (or an authorized committee thereof) shall in good faith make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Average VWAPs, Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

(n) If the Corporation has a stockholder rights plan in effect upon conversion of the Convertible Preferred Stock, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Convertible Preferred Stock, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan (a “Separation Event”), the Conversion Rate shall be adjusted at the time of separation as if the Corporation distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 13(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(o) Notwithstanding anything to the contrary herein, the Corporation may delay the settlement of any conversion of the Convertible Preferred Stock to the extent necessary to calculate the amount of consideration due upon conversion in connection with any adjustment of the Conversion Rate pursuant to this Section 13 (including, for the avoidance of doubt, to calculate any readjustment of the Conversion Rate pursuant to this Section 13), and, in respect of any such delay, the Corporation shall be deemed not to have breached its obligation to deliver the consideration due upon conversion by the date specified in Section 10(b).

Section 14. Reorganization Events.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger, combination or similar transaction involving the Corporation,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Corporation and the Corporation’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Convertible Preferred Stock at the Conversion Rate shall be changed into a right to convert such share into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Reorganization Event; provided, however, that at and after the effective time of the Reorganization Event (A) the Corporation shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon redemption of the Convertible Preferred Stock in accordance with Section 6(d), conversion of Convertible Preferred Stock in accordance with Section 8(c), or repurchase of the Convertible Preferred Stock in accordance with Section 15(c)(i), and all amounts paid or delivered, as the case may be, shall be determined in accordance with Section 6(d)(iii), Section 8(c)(iv) or Section 15(c)(i)(C), as the case may be, and (B) (I) any amount payable in cash upon redemption of the Convertible Preferred Stock in accordance with Section 6(d), conversion of the Convertible Preferred Stock in accordance with Section 8(c), or repurchase of the Convertible Preferred Stock in accordance with Section 15(c)(i), shall continue to be payable in cash as determined in Section 6(d)(iii)(B), Section 8(c)(iv)(B) or Section 15(c)(i)(C)(2), as the case may be, (II) any shares of Common Stock that the Corporation would have been required to deliver upon redemption of the Convertible Preferred Stock in accordance with Section 6(d), conversion of the Convertible Preferred Stock in accordance with Section 8(c), or repurchase of the Convertible Preferred Stock in accordance with Section 15(c)(i), shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Reorganization Event and (III) the VWAP shall be calculated based on the value of a unit of Reference Property.

If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Convertible Preferred Stock will be convertible or with which the Corporation may satisfy its obligation with respect to any Redemption Price or Change of Control Repurchase Price, as applicable, shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Reorganization Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Reorganization Event (A) the consideration due upon conversion of share of Convertible Preferred Stock shall be solely cash in an amount equal to the greater of (x) the Liquidation Preference per share and (y) the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 8(d)), multiplied by the price paid per share of Common Stock in such Reorganization Event and (B) the Corporation shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the relevant Conversion Date. The Corporation shall notify Holders of such weighted average as soon as practicable after such determination is made.

(b) The above provisions of this Section shall similarly apply to successive Reorganization Events and the provisions of this Section shall apply to any Reference Property.

(c) The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the stock, other securities, other property or assets that constitute the Reference Property. Failure to deliver such notice shall not affect the operation of this Section 14.

(d) The Corporation shall not enter into or consummate any transaction or become a party to any agreement, in each case, with respect to any transaction that would constitute a Reorganization Event unless its terms are consistent with the provisions of Section 14(a).

Section 15. Repurchase of Convertible Preferred Stock at Option of Holders Upon a Change of Control.

(a) Repurchase at Option of Holders Upon a Change of Control. Section 10 If a Change of Control occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Corporation to repurchase (a “Change of Control Repurchase”) all or any integral number of such Holder’s shares of Convertible Preferred Stock on the date (the “Change of Control Repurchase Date”) specified by the Corporation that is not less than 20 Business Days or more than 35 Business Days following the date of the Change of Control Corporation Notice, at the Change of Control Repurchase Price, payable as described in Section 15(c)(i), plus an additional amount equal to the Additional Cash Change of Control Amount, payable in cash out of funds legally available for the payment of such distributions. The Change of Control Repurchase Date shall be subject to postponement to comply with applicable law. Upon the occurrence of a Change of Control, a Holder shall also have the right, at such Holder’s option, to effect an Optional Conversion of its Convertible Preferred Stock pursuant to Section 8(a) in connection with such Change of Control, regardless of whether such Optional Conversion is effected prior to the First Conversion Date. An Optional Conversion shall be deemed for these purposes to be “in connection with” such Change of Control if the relevant notice of conversion is received by the Conversion and Dividend Disbursing Agent from, and including, the date of the Change of Control Corporation Notice up to, and including, the Business Day immediately prior to the Change of Control Repurchase Date.

(ii) Repurchases of Convertible Preferred Stock under this Section 15(a) shall be made, at the option of the Holder thereof, upon:

(A) delivery to the Conversion and Dividend Disbursing Agent by a Holder of a duly completed notice (the “Change of Control Repurchase Notice”) in the form set forth in the form of stock certificate attached hereto as Exhibit A, if the shares of Convertible Preferred Stock are in definitive, certificated form, or in compliance with the Depositary’s procedures for surrendering interests in Global Preferred Shares, if the shares of Convertible Preferred Stock are Global Preferred Shares, in each case on or before the close of business on the Business Day immediately preceding the Change of Control Repurchase Date; and

(B) delivery of the shares of Convertible Preferred Stock, if such shares are in definitive, certificated form, to the Conversion and Dividend

Disbursing Agent at any time after delivery of the Change of Control Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Conversion and Dividend Disbursing Agent, or book-entry transfer of the shares of Convertible Preferred Stock, if such shares are Global Preferred Shares, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Change of Control Repurchase Price therefor.

The Change of Control Repurchase Notice in respect of any Convertible Preferred Stock to be repurchased shall state:

(A) in the case of definitive, certificated shares, the certificate numbers of the shares to be delivered for repurchase;

(B) the number of shares to be repurchased, which must be an integer; and

(C) that the shares are to be repurchased by the Corporation pursuant to the applicable provisions of these Articles Supplementary,

provided, however, that if the shares are Global Preferred Shares, the Change of Control Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Conversion and Dividend Disbursing Agent the Change of Control Repurchase Notice contemplated by this Section 15(a)(ii) shall have the right to withdraw, in whole or in part, such Change of Control Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date by delivery of a written notice of withdrawal to the Conversion and Dividend Disbursing Agent in accordance with Section 15(b).

The Conversion and Dividend Disbursing Agent shall promptly notify the Corporation of the receipt by it of any Change of Control Repurchase Notice or written notice of withdrawal thereof.

(iii) On or before the 20th calendar day after the occurrence of the effective date of a Change of Control, the Corporation shall provide to all Holders and the Transfer Agent and Conversion and Dividend Disbursing Agent (in the case of a Conversion and Dividend Disbursing Agent other than the Transfer Agent) a notice (the “Change of Control Corporation Notice”) of the occurrence of the effective date of the Change of Control and of the repurchase right at the option of the Holders arising as a result thereof. In the case of shares of Convertible Preferred Stock in definitive, certificated form, such notice shall be by first class mail to each Holder in accordance with Section 18 or, in the case of Global Preferred Shares, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Change of Control Corporation Notice shall specify:

(A) the events causing the Change of Control;

(B) the effective date of the Change of Control;

(C) the last date on which a Holder may exercise the repurchase right pursuant to this Section 15;

(D) the Change of Control Repurchase Price and the Settlement Method therefor, and the Additional Cash Change of Control Amount, if any;

(E) the Change of Control Repurchase Date;

(F) the name and address of the Transfer Agent and the Conversion and Dividend Disbursing Agent, if applicable;

(G) if applicable, the Conversion Rate and any adjustments to the Conversion Rate (including the method of calculation thereof in reasonable detail);

(H) the procedures that Holders must follow to require the Corporation to repurchase their shares of Convertible Preferred Stock; and

(I) (1) that Holders may surrender their Convertible Preferred Stock for conversion at any time from, and including, the date of the Change of Control Corporation Notice up to, and including, the Business Day immediately prior to the Change of Control Repurchase Date; (2) the procedures a converting Holder must follow to convert its Convertible Preferred Stock in connection with such Change of Control; (3) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 8(d); and (4) that the shares of Convertible Preferred Stock with respect to which a Change of Control Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Change of Control Repurchase Notice in accordance with the terms hereof.

No failure of the Corporation to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of Convertible Preferred Stock pursuant to this Section 15(a).

(iv) To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 15 relating to the Corporation’s obligation to repurchase the Convertible Preferred Stock upon a Change of Control, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Section 15 by virtue of such conflict.

(v) Notwithstanding the foregoing, the Corporation shall not be required to purchase, or to make an offer to purchase, any shares of Convertible Preferred Stock upon a Change of Control if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the

Corporation as set forth in this Section 15 and such third party purchases all shares of Convertible Preferred Stock properly surrendered and not validly withdrawn under its offer for cash and otherwise in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Corporation as set forth in this Section 15.

(b) Withdrawal of Change of Control Repurchase Notice. A Change of Control Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the Conversion and Dividend Disbursing Agent in accordance with this Section 15(b) at any time prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date, specifying:

(i) the number of shares of Convertible Preferred Stock with respect to which such notice of withdrawal is being submitted,

(ii) if definitive, certificated shares have been issued, the certificate number of the shares in respect of which such notice of withdrawal is being submitted, and

(iii) the number of shares of Convertible Preferred Stock, if any, of such Convertible Preferred Stock that remains subject to the original Change of Control Repurchase Notice, which number of shares must be an integer, provided, however, that if the shares of Convertible Preferred Stock are Global Preferred Shares, the notice must comply with appropriate procedures of the Depositary.

(c) Satisfaction of Change of Control Repurchase Price and Additional Cash Change of Control Amount.

(i) Upon any Change of Control Repurchase of any share of Convertible Preferred Stock, the Corporation shall pay or deliver, as the case may be, to the Holder of such share, in respect of each share being repurchased, cash (“Change of Control Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 12 (“Change of Control Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 12 (“Change of Control Combination Settlement”), at its election, as set forth in this Section 15(c), in satisfaction of the Change of Control Repurchase Price for such share.

(A) All Change of Control Repurchases in connection with any Change of Control Corporation Notice shall be settled using the same Settlement Method.

(B) The Corporation may elect a Settlement Method in respect of each Change of Control Repurchase Date in the Change of Control Corporation Notice for such Change of Control, which election shall be binding on the Corporation. If the Corporation does not specify a Settlement Method in the relevant Change of Control Corporation Notice, the Corporation shall no longer have the right to elect Change of Control Physical Settlement or Change of Control Combination Settlement and the Corporation shall be deemed to have elected Change of Control Cash Settlement in respect of the Change of Control Repurchase Price. In the case of an election of Change of Control Combination Settlement, the relevant Change of Control Corporation Notice shall specify the Specified Dollar Amount per share of Convertible Preferred Stock, which shall be less than the Liquidation Preference per share. If the Corporation delivers a Change of Control Corporation Notice electing Change of Control Combination Settlement in respect of the Change of Control Repurchase Price but does not specify a Specified Dollar Amount per share of Convertible Preferred Stock in such Change of Control Corporation Notice, the Specified Dollar Amount per share of Convertible Preferred Stock shall be deemed to be $0, and the provisions of Section 15(c)(i)(C)(1) shall apply as if the Corporation elected Change of Control Physical Settlement in such Change of Control Corporation Notice.

(C) The Settlement Amount with respect to any Change of Control Repurchase of Convertible Preferred Stock shall be computed as follows:

(1) If the Corporation elects to satisfy the Change of Control Repurchase Price in respect of such Change of Control Repurchase by Change of Control Physical Settlement, the Corporation shall deliver to the relevant Holder in respect of each share of Convertible Preferred Stock being repurchased a number of shares of Common Stock equal to the Change of Control Repurchase Price per share of Convertible Preferred Stock divided by the Average VWAP per share of the Common Stock over the related Observation Period; provided that the number of shares of Common Stock issued upon a Change of Control Repurchase of each share of Convertible Preferred Stock shall not exceed the NASDAQ Share Cap and, if the application of the NASDAQ Share Cap results in the Corporation delivering fewer shares of Common Stock upon any Change of Control Repurchase of any share of Convertible Preferred Stock than otherwise required, the Corporation shall pay an additional amount in cash in respect of such Change of Control Repurchase of such share of Convertible Preferred Stock equal to such shortfall (which shall be equal to (x) the Change of Control Repurchase Price per share of Convertible Preferred Stock, minus (y) the product of a number of shares of Common Stock equal to the NASDAQ Share Cap, multiplied by the Average VWAP per share of the Common Stock over the related Observation Period); provided further that any payment of cash pursuant to this Section 15(c)(i)(C)(1) shall be made out of funds legally available for such distribution.

(2) if the Corporation elects (or is deemed to have elected) to satisfy the Change of Control Repurchase Price in respect of such Change of Control Repurchase by Change of Control Cash Settlement, the Corporation shall pay to the relevant Holder in respect of each share of Convertible Preferred Stock being repurchased cash out of funds legally available for such distribution in an amount equal to the Change of Control Repurchase Price per share of Convertible Preferred Stock; and

(3) if the Corporation elects to satisfy the Change of Control Repurchase Price in respect of such Change of Control Repurchase by Change of Control Combination Settlement, the Corporation shall pay or deliver, as the case may be, in respect of each share of Convertible Preferred Stock being repurchased, a Settlement Amount equal to an amount of cash equal to the Specified Dollar Amount in respect of such Change of Control Repurchase and a number of shares of Common Stock equal to the quotient of (I) the Change of Control Repurchase Price per share, minus such Specified Dollar Amount, divided by (II) the Average VWAP per share of the Common Stock over the related Observation Period; provided that the number of shares of Common Stock issued upon a Change of Control Repurchase of each share of Convertible Preferred Stock shall not exceed the NASDAQ Share Cap and, if the application of the NASDAQ Share Cap results in the Corporation delivering fewer shares of Common Stock upon any Change of Control Repurchase of any share of Convertible Preferred Stock than otherwise required, the Corporation shall pay an additional amount in cash in respect of such Change of Control Repurchase of such share of Convertible Preferred Stock equal to such shortfall (which shall be equal to (x) the Change of Control Repurchase Price per share of Convertible Preferred Stock, minus (y) the sum of (1) the Specified Dollar Amount and (2) the product of a number of shares of Common Stock equal to the NASDAQ Share Cap, multiplied by the Average VWAP per share of the Common Stock over the related Observation Period); provided further that any payment of cash pursuant to this Section 15(c)(i)(C)(3) shall be made out of funds legally available for such distribution.

(ii) Subject to receipt of funds and/or shares of Common Stock, as applicable, and/or shares of Convertible Preferred Stock by the Conversion and Dividend Disbursing Agent, payment for shares surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date) will be made on the later of (x) the relevant Change of Control Settlement Date (provided the Holder has satisfied the conditions in Section 15(a)) and (y) the time of book-entry transfer or the delivery of such share to the Conversion and Dividend Disbursing Agent by the Holder thereof in the manner required by Section 15(a). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of any Common Stock in respect of a Change of Control Repurchase, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of any Common Stock in a name other than the name of such Holder. The Transfer Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. A certificate representing the shares of Common Stock, if any, issuable upon a Change of Control Repurchase shall be issued and delivered to the Holder of the share of Convertible Preferred Stock being repurchased or, if the Convertible Preferred Stock being repurchased is in book-entry form, the Corporation may elect to deliver the shares of Common Stock issuable upon Change of Control Repurchase, if any, to the Holder of the share of Convertible Preferred Stock being repurchased through book-entry transfer, including through the facilities of the Depositary. Any cash payable on the Change of Control Settlement Date shall be paid by mailing checks for the amount payable to the Holders of shares of Convertible Preferred Stock entitled thereto; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The person or persons entitled to receive the shares of Common Stock issuable upon a Change of Control Repurchase, if any, shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the last Trading Day of the relevant Observation Period. Except as set forth in Section 13(c) and Section 13(d), prior to the close of business on the last Trading Day of the relevant Observation Period, the shares of Common Stock, if any, issuable upon a Change of Control Repurchase of any shares of Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Convertible Preferred Stock.

In the event that a Holder shall not by written notice designate the name in which any shares of Common Stock to be issued upon Change of Control Repurchase of such Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(iii) Upon surrender of a certificate representing a number of shares of Convertible Preferred Stock greater than the number of shares to be repurchased pursuant to Section 15(a), the Corporation shall execute and the Transfer Agent shall countersign and deliver to the Holder a new certificate for a number of shares of Convertible Preferred Stock equal to the unrepurchased portion of the certificate surrendered.

Section 16. Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the Convertible Preferred Stock shall be Wells Fargo Bank, National Association. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be;

provided that if the Corporation removes Wells Fargo Bank, National Association, the Corporation shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders or, in respect of any Global Preferred Shares, in accordance with the applicable procedures of the Depositary.

Section 17. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

Section 18. Notices. All notices or communications in respect of the Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Articles Supplementary, in the Charter or the Bylaws and by applicable law. Notwithstanding the foregoing, if the shares of Convertible Preferred Stock are represented by Global Preferred Shares, such notices shall be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in the Convertible Preferred Stock.

Section 19. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Corporation of any class.

Section 20. Other Rights. The shares of the Convertible Preferred Stock shall not have any preferences, conversion or other rights (including, but not limited to, any relative, participating, optional or other special rights), voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Section 21. Stock Certificates.

(a) Shares of Convertible Preferred Stock shall initially be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b) Stock certificates representing shares of the Convertible Preferred Stock shall be signed by an authorized Officer of the Corporation and attested by the Secretary, any assistant secretary, the Treasurer or any assistant treasurer, in accordance with the Bylaws and applicable Maryland law, by manual or facsimile signature.

(c) A stock certificate representing shares of the Convertible Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each stock certificate representing shares of the Convertible Preferred Stock shall be dated the date of its countersignature.

(d) If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.

(e) The Corporation may, at its option, issue shares of Convertible Preferred Stock without certificates under the circumstances specified in Section 23.

Section 22. Replacement Certificates.

(a) If physical certificates are issued, and any of the Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Convertible Preferred Stock certificate, or in lieu of and substitution for the Convertible Preferred Stock certificate lost, stolen or destroyed, a new Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable and/or cash deliverable pursuant to the terms of the Convertible Preferred Stock formerly evidenced by the certificate.

Section 23. Form of Convertible Preferred Stock.

(a) The Convertible Preferred Stock shall initially be issued in definitive, certificated form, registered in the name of the Holder specified on the face of the certificate evidencing such Convertible Preferred Stock. No definitive, certificated Convertible Preferred Stock may be exchanged for Global Preferred Shares unless and until the transfer restrictions described in Section 24 and in the restrictive legend on the face of such Convertible Preferred Stock no longer apply to such Convertible Preferred Stock.

(b) (i) Subject to Section 23(a), the Convertible Preferred Stock may be issued in global form (“Global Preferred Shares”) eligible for book-entry settlement with the Depositary, represented by one or more stock certificates in global form registered in the name of the Depositary or a nominee of the Depositary bearing the form of global securities legend set forth in Exhibit A. The aggregate number of shares of Convertible Preferred Stock represented by each stock certificate representing Global Preferred Shares may from time to time be increased or decreased by a notation by the Registrar and Transfer Agent on Schedule I attached to the stock certificate.

(ii) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these Articles Supplementary, with respect to any Global Preferred Shares, and the Depositary shall be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of the Convertible Preferred Stock. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the

Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any shares of Convertible Preferred Stock. The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Convertible Preferred Stock, these Articles Supplementary or the Charter.

(iii) Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(iv) If DTC is at any time unwilling or unable to continue as Depositary for the Global Preferred Shares or DTC ceases to be registered as a “clearing agency” under the Exchange Act, and in either case a successor Depositary is not appointed by the Corporation within 90 days, the Corporation shall issue certificated shares in exchange for the Global Preferred Shares. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates, in substantially the form attached hereto as Exhibit A, representing an equal aggregate Liquidation Preference. Such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.

Section 24. Transfer Restrictions.

(a) Each share of Convertible Preferred Stock (and every security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon conversion, redemption or repurchase thereof) shall not be transferred except in compliance with the Stockholder’s and Registration Rights Agreement, and each Holder of Convertible Preferred Stock, by such Holder’s acceptance of such Convertible Preferred Stock, shall be deemed to be bound by such restriction on transfer. Each stock certificate evidencing the Convertible Preferred Stock (and every security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon conversion, redemption or repurchase thereof, which shall bear the legend set forth in Section 24(b), if applicable) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDER’S AND REGISTRATION RIGHTS AGREEMENT DATED AS OF [____], 2016, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM COMMUNICATIONS, SALES & LEASING, INC. (THE “CORPORATION”) OR ANY SUCCESSOR THERETO, AND THIS SECURITY MAY NOT BE VOTED OR OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES AS SET FORTH IN ARTICLE SEVEN OF THE CHARTER OF THE CORPORATION, AS SUPPLEMENTED BY SECTION 24 OF THE ARTICLES SUPPLEMENTARY THAT HAVE BEEN FILED IN RESPECT TO THE CLASS OF PREFERRED STOCK OF WHICH SUCH SHARES ARE A PART.

The Convertible Preferred Stock shall be issued with a restricted CUSIP number.

(b) (i) If any shares of Common Stock are issued upon conversion, redemption or repurchase of any Convertible Preferred Stock, then any stock certificate representing such shares of Common Stock shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Corporation with written notice thereof to the Transfer Agent and Registrar and the transfer agent for the Common Stock (if other than the Transfer Agent or Registrar)):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF COMMUNICATIONS SALES & LEASING, INC. (THE “CORPORATION”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT:

(A)	TO THE CORPORATION OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, THE CORPORATION AND THE TRANSFER AGENT FOR THE CORPORATION’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (ii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 24(b).

(c) As used in this Section 24, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Convertible Preferred Stock or Common Stock issued upon conversion, redemption or repurchase thereof, as the case may be.

Section 25. Provisions Relating To Ownership Limit And Transfer Restrictions. The acquisition and ownership of Convertible Preferred Stock are subject to the provisions and limitations relating to ownership and transfer restrictions in the Charter, as amended from time to time. To the extent that the provisions of these Articles Supplementary conflict in any respect with the provisions and limitations relating to ownership and transfer restrictions in the Charter, as amended from time to time, such provisions and limitations relating to ownership and transfer restrictions in the Charter, as amended from time to time, shall prevail. Without limiting the foregoing, no Holder of Convertible Preferred Stock shall be entitled to receive Common Stock following any conversion, redemption or repurchase of such Convertible Preferred Stock to the extent that receipt of such Common Stock would cause such Holder to exceed any Stock Ownership Limit or violate any of the other restrictions on ownership or transfer contained in the Charter, as amended from time to time, and the Corporation shall not deliver such shares of Common Stock until permitted by this Section 25. If any delivery of Common Stock owed to a Holder upon conversion, redemption or repurchase of the Convertible Preferred Stock is not made, in whole or in part, as a result of a Stock Ownership Limit or any violation of the other restrictions on ownership or transfer contained in the Charter, as amended from time to time, the Corporation’s obligation to make such delivery shall not be extinguished and the Corporation shall deliver such Common Stock as promptly as practicable after any such Holder (i) gives notice and satisfactory evidence to the Corporation that such delivery would not result in (x) it exceeding any Stock Ownership Limit or (y) any violation of the other restrictions on ownership or transfer contained in the Charter, as amended from time to time, as applicable, or (ii) to the extent contemplated by the Charter, as amended from time to time, obtains a suitable Excepted Holder Limit (as defined in the Charter as the same may be amended from time to time) from the Board of Directors (or an authorized committee thereof); provided, however, that in the event any transfer of shares of Common Stock or other event would result in a Holder beneficially owning shares of Capital Stock in excess of a Stock Ownership Limit or in any violation of the other restrictions on ownership or transfer contained in the Charter, as amended from time to time, or would result in the Corporation’s disqualification as a REIT for federal income tax purposes, the foregoing shall not prevent such shares of Common Stock from being automatically transferred to a trust for the benefit of a charitable organization selected by the Board of Directors (or an authorized committee thereof) or limit the authority of the Board of Directors (or an authorized committee thereof) to take such other actions pursuant to the Charter, as amended from time to time, in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

Section 26. Miscellaneous. (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) The Liquidation Preference and the Dividend Amount each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Corporation and submitted by the Corporation to the Transfer Agent.

(c) All shares of Convertible Preferred Stock redeemed, repurchased or otherwise acquired in any manner by the Corporation shall be retired and shall be restored to the status of authorized but unissued Preferred Stock, without designation as to series or class.

THIRD: The 3.00% Series A Convertible Preferred Stock has been re-classified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, these Articles Supplementary are executed on behalf of the Corporation by its [______] and attested to by its [_______________] on this ____ day of [___], [___].

ATTEST:	COMMUNICATIONS SALES & LEASING, INC.

By:
Name:		Name:
Title:		Title:

Exhibit A

[FORM OF FACE OF CONVERTIBLE PREFERRED STOCK CERTIFICATE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDER’S AND REGISTRATION RIGHTS AGREEMENT DATED AS OF [____], 2016, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM COMMUNICATIONS, SALES & LEASING, INC. (THE “CORPORATION”) OR ANY SUCCESSOR THERETO, AND THIS SECURITY MAY NOT BE VOTED OR OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES AS SET FORTH IN ARTICLE SEVEN OF THE CHARTER OF THE CORPORATION, AS SUPPLEMENTED BY SECTION 24 OF THE ARTICLES SUPPLEMENTARY THAT HAVE BEEN FILED IN RESPECT TO THE CLASS OF PREFERRED STOCK OF WHICH SUCH SHARES ARE A PART.

[INCLUDE FOR GLOBAL PREFERRED SHARES]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.]

Certificate Number [__]	[Initial][15] Number of Shares of Convertible Preferred Stock [_____]

CUSIP [__]
ISIN [__]

COMMUNICATIONS SALES & LEASING, INC.

3.00% Series A Convertible Preferred Stock
(par value $0.0001 per share)
(Liquidation Preference as specified below)

COMMUNICATIONS SALES & LEASING, INC., a Maryland corporation (the “Corporation”), hereby certifies that [_______] (the “Holder”), is the registered owner of [_______]16[the number shown on Schedule I hereto of]17 fully paid and non-assessable shares of the Corporation’s designated 3.00% Series A Convertible Preferred Stock, with a par value of $0.0001 per share and a Liquidation Preference of $1,000.00 per share (the “Convertible Preferred Stock”). The shares of Convertible Preferred Stock are transferable in accordance with the terms of the Articles Supplementary (as defined below) on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Articles Supplementary establishing the 3.00% Series A Convertible Preferred Stock of Communications Sales & Leasing, Inc. dated [____] as the same may be amended from time to time (the “Articles Supplementary”). Capitalized terms used herein but not defined shall have the meaning given them in the Articles Supplementary. The Corporation will provide a copy of the Articles Supplementary to the Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this Certificate and the Articles Supplementary, the provisions of the Articles Supplementary shall control and govern.

Reference is hereby made to the provisions of the Convertible Preferred Stock set forth on the reverse hereof and in the Articles Supplementary, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Articles Supplementary and is entitled to the benefits thereunder.

____________________

15 Include for Global Preferred Shares.

16 Include for certificated shares.

17 Include for Global Preferred Shares.

Unless the Transfer Agent and Registrar have properly countersigned, these shares of Convertible Preferred Stock shall not be entitled to any benefit under the Articles Supplementary or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by an Officer of the Corporation and attested this [__] of [______] [____].

ATTEST:	COMMUNICATIONS SALES & LEASING, INC.

By:
Name:		Name:
Title:		Title:

COUNTERSIGNATURE

These are shares of Convertible Preferred Stock referred to in the within-mentioned Articles Supplementary.

Dated: [_______], [____]

Wells Fargo Bank, National Association, as Registrar and Transfer Agent

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR CONVERTIBLE PREFERRED STOCK]

Cumulative dividends on each share of Convertible Preferred Stock shall be payable at the applicable rate provided in the Articles Supplementary.

The shares of Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Articles Supplementary.

The Corporation shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be Executed by the Holder
in order to Convert the Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) [_______] shares of 3.00% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”), of Communications Sales & Leasing, Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [______] (the “Convertible Preferred Stock Certificates”), into cash, common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”) or a combination of cash and Common Stock, at the Corporation’s election, according to the conditions of the Articles Supplementary establishing the Convertible Preferred Stock (the “Articles Supplementary”), as of the date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Any amount required to be paid to the undersigned on account of dividends accompanies this Convertible Preferred Stock Certificate. Each Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles Supplementary.

Date of Conversion:

Number of Shares of Convertible Preferred Stock to be Converted: *

Signature:

Name:

Address:**

Fax No.:

____________________

* The Corporation is not required to issue Common Stock until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.

** Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

[FORM OF CHANGE OF CONTROL REPURCHASE NOTICE]

To:          Wells Fargo Bank, National Association

[Insert Wells Fargo Address]

The undersigned registered owner of [ ] shares of 3.00% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) of Communications Sales & Leasing, Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [______] (the “Convertible Preferred Stock Certificates”) hereby acknowledges receipt of a notice from the Corporation as to the occurrence of a Change of Control with respect to the Corporation and specifying the Change of Control Repurchase Date and requests and instructs the Corporation to pay or deliver, as the case may be, to the registered holder hereof in accordance with Section 15 of the Articles Supplementary establishing the Convertible Preferred Stock (the “Articles Supplementary”) (1) the consideration due as determined in Section 15(c) in respect of the entire Liquidation Preference of the shares of Convertible Preferred Stock represented by the Convertible Preferred Stock Certificates, or the integral portion thereof below designated, and (2) the Additional Cash Change of Control Amount (if any) in cash out of funds legally available for the payment of such dividends. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Articles Supplementary.

Dated: _____________________

____________________________________________

Signature(s)

____________________________________________

Social Security or Other Taxpayer
Identification Number

Number of shares of Convertible Preferred Stock to be repaid (if less than all): ______

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Convertible Preferred Stock Certificates in every particular without alteration or enlargement or any change whatever.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

In connection with any transfer of the shares of Convertible Preferred Stock evidenced hereby, the undersigned confirms that such shares are being transferred in compliance with the restrictions on transfer as set forth in the Stockholder’s and Registration Rights Agreement dated as of [____], 2016, as amended from time to time, by and among Communications Sales & Leasing, Inc., PEG Bandwidth Holdings, LLC and the other parties thereto.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE I18

Communications Sales & Leasing, Inc.

Global Preferred Share
3.00% Series A Convertible Preferred Stock

Certificate Number:

The number of shares of Convertible Preferred Stock initially represented by this Global Preferred Share shall be [________]. Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Convertible Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Date of Exchange	Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

____________________

18 Attach Schedule I only to Global Preferred Shares.

1